UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Zynerba Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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YOUR IMMEDIATE ATTENTION IS REQUESTED

Annual Meeting of Stockholders Scheduled for June 9, 2021

Dear Stockholder:

We recently distributed proxy materials in connection with the Annual Meeting of Stockholders of Zynerba Pharmaceuticals, Inc. (the “Annual Meeting”), which will be held at 10:00 a.m. EDT on June 9, 2021. The Annual Meeting is fast approaching and our records indicate that we have not yet received your vote at the time of mailing this reminder letter. We are asking you to please take a moment now to submit your vote.

QUESTIONS OUR STOCKHOLDERS ARE ASKING REGARDING PROPOSAL 3:

TO APPROVE AND ADOPT AN AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO MAKE THE FEDERAL DISTRICT COURTS OF THE UNITED STATES OF AMERICA THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

What is a federal exclusive forum provision?

A “federal exclusive forum provision” requires that claims under the Securities Act of 1933 (the “33 Act”) made against a Company must be brought in federal court and cannot be brought in a state court.

Why is our Board recommending an amendment of our Certificate of Incorporation (“Certificate”) to include a federal exclusive forum provision?

Our board of directors believes that our stockholders will benefit from having lawsuits arising under the 33 Act litigated in federal district courts for the following reasons:

•	federal district courts have considerable expertise in matters arising under the 33 Act which provides stockholders and the Company with more predictability regarding the outcome of these disputes;

•	adoption of this amendment would reduce the risk that the Company could be involved in duplicative litigation in more than one forum;

•	by reducing the risk of duplicative litigation and unpredictability related to litigation in multiple jurisdictions, a federal exclusive forum provision can reduce the Company’s costs and resources dedicated to resolving these matters, thereby benefiting shareholders;

How would adoption of this amendment affect existing forum requirements in the company’s Certificate?

If this amendment is approved and adopted by our stockholders and becomes effective, it would only apply to 33 Act claims against the Company and would be an addition to the current provisions set forth in Article X in the Certificate governing forum for other specified claims.

Will adoption of this amendment prevent shareholders from litigating claims against the Company in their home states?

The amendment does not limit the filing of claims to federal courts in any specific state or district and would not prevent shareholders from bringing suits under the 33 Act in a federal district court in their home state.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 3

LEADING INDEPENDENT PROXY ADVISORY FIRM, INSTITUTIONAL SHAREHOLDER SERVICES, INC. (“ISS”), HAS RECOMMENDED A VOTE “FOR” PROPOSAL 3.

In order for your vote to be represented, we must receive your voting instructions.

PLEASE SUBMIT YOUR VOTE TODAY USING THE INSTRUCTIONS AND CONTROL NUMBER THAT ARE INCLUDED IN THE PACKAGE YOU RECEIVED WITH THIS LETTER.

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 888-785-6709.

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